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                               TASMAN 2 CABLE SYSTEM
                        INDEFEASIBLE RIGHT OF USE AGREEMENT
                                      BETWEEN
                         WORLDXCHANGE (NEW ZEALAND) LIMITED
                                        AND
                              WORLDXCHANGE PTY LIMITED

       THIS AGREEMENT is made and entered into as of this 1st day of April, 1997, between and among WorldxChange (New Zealand) Limited, a company duly incorporated under the laws of New Zealand and having its registered office at Level 6, Tower II, Shortland Centre, 55 Shortland Street, Auckland City (hereinafter called "WxC NZ" which expression shall include its successors and assigns), and WorldxChange Pty Limited, a company incorporated under the laws of Australia and having an office at 53 Walker Street, Level 1, North Sydney, NSW 2060 (hereinafter referred to as "Purchaser" which expression shall include its successors and assigns).

                                     WITNESSETH:

       WHEREAS, WxC NZ (hereinafter referred to as "Grantor") has entered into an agreement with other international telecommunications entities dated December 5, 1990, and as amended by the First Supplementary Agreement dated February 14, 1992, the Second Supplementary Agreement dated October 6, 1992, the Third Supplementary Agreement dated October 20, 1993, the Fourth Supplementary Agreement dated October 31, 1995, the Fifth Supplementary Agreement dated July 25, 1996 and the Sixth Supplementary Agreement dated December 3, 1996 (hereinafter collectively referred to as the "TASMAN 2 C&MA), which provides for the construction, maintenance, and operation of a submarine cable system


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connecting Takaphuna, Auckland and Paddington, North Sydney known as Tasman 2
Cable System (hereinafter referred to as the "Cable System"); and

       WHEREAS, pursuant to the TASMAN 2 C&MA, the Cable System consists of the following Segments:

       Segment A: A cable station at Takaphuna, Auckland.

       Segment B: The whole of the Submarine cable provided between, and including, the System Interfaces at the cable stations at Takaphuna, Auckland and Paddington, North Sydney.

       Segment C: A cable station at Paddington, North Sydney.

       Segments A and C shall consist of:

       (i) an appropriate share of land and buildings at the specified locations for the cable landing and for the cable route between the cable station and its respective Cable Landing Point, and an appropriate share of common services and equipment at each of the locations; and

       (ii) multiplex equipment in each of the cable stations, as required, associated solely and directly with assigned capacity in the Tasman 2 Cable System.


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       Segment B shall also include:

       (i) all transmission, power feeding and special test equipment directly associated with the submersible plant;

       (ii) the power equipment provided wholly for use with the equipment listed in (i) above;

       (iii) the transmission cable equipped with appropriate repeaters and joint housings between the cable stations; and

       (iv) the sea earth cable and electrode systems and/or the land earth system, or an appropriate share thereof, associated with the terminal power feeding equipment.

       WHEREAS, the Tasman 2 C&MA, including its subsequent amendments, defines the Cable System capacity for the purposes of ownership allocations as follows:

       Facility Designation: AVC/WXL - SYD/WXL 30NO01

       MAOU Utilisation: 30 MAUO

       Cable Allocation: AVC/T - SYD/P 630 N002/21 132-7-3

       WHEREAS, the Tasman 2 C&MA defines Minimum Investment Unit (hereinafter


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"MIU") as a unit designated as the minimum unit of investment in the Tasman 2
Cable System, allowing the use of 2.048Mbits (30 MAUOs) and the additional 162,539.68 bits per second required for miltiplexing in each direction.

       WHEREAS, Grantor has been assigned the whole-interest in certain MIU's in the Cable System; and

       WHEREAS, Purchaser desires to acquire from Grantor and Grantor is willing to grant to Purchaser, on an indefeasible right of user ("IRU") basis, a whole-interest in certain MIUs in the Cable System; and

       WHEREAS, the parties desire to define the terms and conditions under which said IRU interests in the Cable System will be granted to Purchaser;

       NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

       1. Effective as of April 1, 1997, Grantor grants to Purchaser for the term of this Agreement the following:

              (a) whole-interest, on an IRU basis, in one (1) MIU in the Takaphuna-Paddington optical fiber path of Segment B of the Cable System, and

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              (b)    an interest, on an IRU basis, in Segments A and C to the
extent required by Purchaser to use its IRU interest in MIUs in the Cable System, as acquired in subparagraph 1 (a) directly above.

       2. For the IRU interest granted pursuant to this Agreement, Purchaser shall pay Grantor the following:

              (a) a lump sum amount equal to Six Hundred Eighty-Thousand Three Hundred and Eleven Australian Dollars (AUS$ 680,311.00) allocable to the whole-interest in MIUs granted to Purchaser hereunder. Purchaser shall pay such lump sum amount to Grantor on or before June 1, 1997.

              (b) an amount equal to one hundred five percent (105%) of the cost of operating and maintaining Segments A, B, and C (as those costs are defined in the Tasman 2 C&MA), associated with the Segment in which IRU is granted hereunder, including additions thereto, multiplied by the number of MIUs in which IRU is granted and divided by the applicable design capacity expressed in MIUs. As WxC NZ incurs costs and receives bills for the maintenance and operation of the Cable System, Grantor will render bills monthly to Purchaser for its proportionate share of such costs. Purchaser shall pay such bills to Grantor within one (1) calendar month after the end of the month in which the bills are rendered.

              (c) amounts equal to one hundred five percent (105%) of the portion of the


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costs incurred for repairing the Cable System, allocable to the IRU interests in
MIUs granted to Purchaser hereunder on a pro rata basis. Bills for such amounts shall be rendered by Grantor to Purchaser as soon as practicable after such costs are charged to the accounts of Grantor. Such bills shall be payable by Purchaser within one (1) calendar month after the end of the month in which the bills are rendered.

       3. Grantor shall bill Purchaser for the costs specified in subparagraphs 2 (b) and (c) as those costs are incurred, commencing on the effective date of this Agreement.

       4.     (a)    Bills not paid when due shall accrue extended payment
charges from the day following the day on which payment was due until paid. For purposes of this Agreement, extended payment charges shall be equal to one percent (1%) of the lowest publicly announced prime rate or minimum commercial lending rate of National Bank, Auckland, New Zealand, on the day following the date payment of the bill was due. In the event that applicable law does not allow the imposition of extended payment charges at the rate established in accordance with this Paragraph, extended payment charges shall be at the highest rate permitted by applicable law. For purposes of this Agreement, "paid" shall mean that the funds are available for immediate use by Grantor.

              (b) A bill shall be deemed to have been accepted by Purchaser if Purchaser does not present a written objection before the date when payment is due. If an objection is presented, the parties shall make every reasonable effort to settle promptly the dispute


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concerning the bill in question. If the objection is sustained and Purchaser has paid the disputed bill, the amount of overpayment shall be refunded to Purchaser promptly, with interest at a rate determined in the manner described in subparagraph 4 (a), from the date payment of the disputed amount was received until the refund is transmitted to Purchaser. If the objection is not sustained and Purchaser has not paid the disputed amount, Purchaser shall pay such amount promptly with interest at a rate determined in the manner described in subparagraph 4 (a), from the date on which payment of the bill was due until paid. Nothing in this subparagraph shall relieve Purchaser from paying those portions of a bill that are not in dispute.

       5. If Purchaser fails to make any payment required by this Agreement on the day it is due, or otherwise is in breach of this Agreement, and such default continues for a period of at least thirty (30) days, Grantor may notify Purchaser in writing of their intent to reclaim the whole-interest in the MIUs assigned hereunder if full payment is not received or such breach is not remedied within ten (10) calendar days of such notification. If at the end of the 10-day period Purchaser has not paid in full the amounts due hereunder or remedied such breach, Grantor may terminate this Agreement by giving Purchaser written notice thereof and reclaim the IRU whole-interests in the MIUs assigned to Purchaser pursuant to this Agreement, and Grantor shall be relieved of any liability to Purchaser arising out of such reclamation and termination. The rights and obligations of Purchaser under this Agreement shall terminate as of the date of reclamation, except the reclamation shall not relieve Purchaser of its obligation to make full payment of all amounts incurred under this Agreement up to and including the day of termination.


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       6.     During the duration of this Agreement, Purchaser shall bear the portion of the operating, maintenance and repair costs of the Cable System allocable to the capacity granted under this Agreement.

       7.     (a)    In the event that the total number of MIUs which each
Segment or Subsegment of the Cable System is capable of providing is reduced as a result of physical deterioration, or for other reasons beyond the control of the parties to the Tasman II C&MA during the term of this Agreement, the number of whole-interests in MIUs in which IRU is granted hereunder shall be reduced in the same proportion as the total number of whole-interests in MIUs in the given Segment or Subsegment reduced, except that such reduction shall not create fractions of whole interests in MIUs.

              (b) During the term of this Agreement, if the design capacity in a given Segment or Subsegment specified in this Agreement is increased, Purchaser shall have the option, on payment of an agreed amount, to have the number of whole-interest in MIUs granted hereunder increased in the same proportion as the total number of interests in MIUs in the given Segment or Subsegment increased, except that such increase shall not create fractions of interests in MIUs. Such option shall be exercised in writing within three (3) months after receipt by Purchaser of written notice from Grantor of a proposed increase in the MIU capacity.

              (c) If the above exceptions with respect to fractions of interests in MIUs should become applicable, an appropriate adjustment will be made in Purchaser's payment with


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respect to the maintenance, operating and repair costs of the given Segment or
Subsegment of the Cable System. In any event, whether or not the exception set forth above with respect to fractions of interests in MIUs should become applicable, all costs incurred in connection with maintaining, operating and repairing the Cable System payable by Purchaser, from and after the date when the total number of MIUs in the given Segment or Subsegment of the Cable System shall have been changed, shall be adjusted so that Purchaser shall bear its appropriate proportionate share of such costs.

       8. Grantor shall render bills under this Agreement in such dollars as rendered by the Cable owners from time to time, and such amounts shall be payable in such dollars to the designated office of Grantor.

       9.     Grantor shall keep and maintain for a period of not less than two
(2) years such books, records, vouchers and accounts, as may be appropriate to support their billings under this Agreement, and they shall at all reasonable times make them available for the inspection of Purchaser at Purchaser's sole costs.

       10. The Cable System shall be maintained in accordance with the Tasman 2 C&MA; provided, however, that no party to the Tasman 2 C&MA shall be liable to Purchaser for any loss or damage sustained by reason of any failure in or breakdown of the Cable System or of the facilities associated with the Cable System or for any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption, and however long it shall last.


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       11.    (a)    The operation by Purchaser of the interests in MIUs granted to it hereunder and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the Cable System, any MIUs or other capacity of Grantor or any MIUs or other capacity of Grantor's associated, affiliated or connecting companies or of any Cable System owner or purchaser; impair privacy of any communications over such facilities, cause damage to plant, or create hazards to the employees of any of the aforementioned companies or of any owner if the aforementioned facilities or to the public. Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by Purchaser, any lessee of Purchaser, or any customer or customers of Purchaser or of any such lessee.

              (b) Grantor will use their best efforts to cause all other purchasers of capacity in the Cable System to undertake obligations comparable to those of Purchaser set forth in the foregoing subparagraph 11(a), and Purchaser shall cause all permitted purchasers of the IRU interest granted hereunder to undertake comparable obligations.

       12. The interest in MIUs granted to Purchaser hereunder shall be made available to WxC NZ, at such times agreeable to WxC NZ and Purchaser, to permit WxC NZ or the parties to the Tasman 2 C&MA to make such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.

       13. The performance of this Agreement by the parties is contingent upon the


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continued operation of the Cable System, and upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or deemed necessary by the parties and as may be satisfactory to them. The parties shall use all reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits.

       14. No license under patents is granted by Grantor or shall be implied or arise by estoppel in Purchaser's favor with respect to any apparatus, system or method used by Purchaser in connection with the use of the interests in MIUs granted to it hereunder.

       15. No assignment of this Agreement, or of any rights thereunder, by Purchaser, or any subsequent permitted assignee, shall be valid without the written consent of Grantor, which may be granted or withheld in Grantor's sole discretion. Nothing in this Paragraph 15, however, shall restrict the right of any party to sell, assign, transfer or dispose of its rights or obligations under this Agreement to a legal successor or a subsidiary of, or a corporation or entity controlling or under the same control as such party, in which case due written notice shall be given in a timely manner.

       16. The relationship between and among the parties hereto shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between or among them. The common enterprise between and among the parities hereto shall be limited to the express provisions of this Agreement.

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       17.    This Agreement and any of the provisions hereof may be altered or added to only by an agreement in writing signed by a duly authorized person on behalf of each party.

       18. This Agreement shall be construed in accordance with and be subject to the Tasman 2 C&MA.

       19.    (a)    This Agreement shall become effective on the date set forth above and shall continue in effect for the duration of the Tasman 2 C&MA. Grantor shall give Purchaser prompt notice in writing of termination of the Tasman 2 C&MA. Termination of the Tasman 2 C&MA in accordance with its provisions shall not terminate subparagraph 20 (a) or 20 (b) of this Agreement or prejudice the operation or effect thereof.

              (b) Any notice of termination pursuant to subparagraph (a) of this Paragraph 19 shall be signed by a duly authorized representative of WxC NZ and shall be deemed to have been served at the expiration of thirty (30) days from the date of dispatch of a certified or registered letter containing such notice addressed to Purchaser in accordance with subparagraph 22 (a) of this Agreement.

       20.    (a)    In the event of the liquidation of the Cable System, or any part thereof, by sale or other disposition, or termination of the Tasman 2 C&MA, as provided in the Tasman 2 C&MA, Purchaser will share in any net proceeds or costs of such sale or disposition in the same proportion in which Purchaser operates capacity in the affected part of the Cable System. The


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proportion in which Purchaser operates in the affected part of the Cable System shall be determined by treating the IRU interests granted hereunder as ownership interests.

              (b) Liquidation of the Cable System or termination of the Tasman 2 C&MA shall not relieve Purchaser from any liability arising on account of claims made by third parties in respect of the Cable System or any part thereof and damages or compensation payable on account of such claims, or obligations which may arise in relation to the Cable System due to any law, order or regulation made by any government or supranational legal authority pursuant to any international convention, treaty or agreement. Any such liabilities or costs incurred or benefits accruing in satisfying such claims or obligations shall be divided among the Grantor and Purchaser in the same proportions in which the Grantor and Purchaser operate capacity in the Cable System. The percentage of such claims or obligations to be borne by Purchaser shall be the same percentage figure as that resulting from treating the IRU interests granted hereunder as ownership interests.

       21. If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceablity shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.


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       22.    (a) For purposes of notices hereunder, the addresses of the parties shall be as follows, unless otherwise designated in writing by the respective parties:

WorldxChange (New Zealand) Limited        WorldxChange Pty Limited
Level 6, Tower II                         53 Walker Street, Level 1
55 Shortland Street                       North Sydney, NSW 2060
Auckland City                             Australia
New Zealand

Attention: Steven Stanford                Attention: Richard Vincent

Any notice under this Agreement, including notice of termination pursuant to Paragraph 20 hereof, shall be delivered by hand, first class mail with postage prepaid, telex or facsimile and shall be deemed to have been given: (i) when delivered if delivered by hand, telex (with answer back receive) or facsimile (with receipt acknowledged) or (ii) at the expiration of ten (10) days (or thirty (30) days, if a notice of termination of the Tasman 2 C&MA) from the date of dispatch if delivered by mail.

       (b) For purposes of billing and making payments hereunder, the addresses of the parties shall be as follows, unless otherwise designated in writing by the respective parties:

WorldxChange (New Zealand) Limited        WorldxChange Pty Limited
Level 6, Tower II                         53 Walker Street, Level 1
55 Shortland Street                       North Sydney, NSW 2060
Auckland City                             Australia
New Zealand

Attention: Steven Stanford                Attention: Richard Vincent


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       23.    The provisions of this Agreement shall be binding upon the parties and their successors and permitted assigns.

       24. This Agreement shall be executed in two (2) counterparts in the English language. Each counterpart when so executed and delivered shall be an original, and such counterparts shall together (as well as separately) constitute one and the same instrument. This Agreement shall be construed in accordance with the laws of the Country of New Zealand.

       IN WITNESS WHEREOF, the parties hereto have severally subscribed these present or caused them to be subscribed in their name and behalf by their respective officers thereunto duly authorized.

                                   WorldxChange (New Zealand) Limited

                                   By:
                                       ------------------------------------

                                   Its:
                                       ------------------------------------


                                   WorldxChange Pty Limited

                                   By:
                                       ------------------------------------

                                   Its:
                                       ------------------------------------



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